EXHIBIT 23.3

August 11, 2003

Independent Auditor's Consent

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of WaveRider Communications Inc., relating to its Employee Stock Option (2002) Plan, of our report dated of our report dated February 14, 2003, included in and incorporated by reference in the Annual Report on Form 10-K of WaveRider Communications, Inc. for the year ended December 31, 2002.

/s/ Wolf & Company, P.C.
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Wolf & Company, P.C.
Boston, Massachusetts, U.S.A.